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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 21, 1997


                      LEXINGTON CORPORATE PROPERTIES, INC.
             (Exact Name of Registrant as specified in its charter)



          MARYLAND                    1-12386                  13-3717318
(State or other jurisdiction      (Commission File             IRS Employer
      of incorporation)                Number)             Identification No.)



                 355 LEXINGTON AVENUE, NEW YORK, NEW YORK 10017
               (Address of Principal Executive Offices) (Zip Code)



                         Registrant's telephone number,
                              including area code:
                                 (212) 692-7260



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)
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Item 5.    Other Events

           Pursuant to an Investment Agreement dated as of December 31, 1996 between Lexington Corporate Properties, Inc., a real estate investment trust (the "Registrant") and Five Arrows Realty Securities L.L.C. (the "Investor"), the Registrant has agreed to sell to the Investor, and the Investor has agreed to purchase, on the terms and subject to the conditions set forth in the Investment Agreement, an aggregate of up to 2,000,000 shares of the Registrant's Class A Senior Cumulative Convertible Preferred Stock (the "Preferred Stock") at a price of $12.50 per share, for an aggregate purchase price of $25,000,000. Each Preferred Share is convertible into one (1) share of common stock of the Registrant, subject to adjustment. References to the Investment Agreement and Operating Agreement (as herein defined) are qualified in their entirety by reference to such actual agreements which are attached hereto as Exhibits.

           Under the Investment Agreement, the Registrant may designate up to three closings for the sale of the Preferred Stock, all of which must occur by December 31, 1997. The first closing for an aggregate of 700,000 shares of Preferred Stock occurred on January 21, 1996 (the "First Closing"). Under the Investment Agreement, the Investor may cancel subsequent closings in the event of a Change of Control or a Put Event (each as defined in the Articles Supplementary Classifying 2,000,000 Shares of Preferred Stock of as Class A Senior Cumulative Convertible Preferred Stock of the Registrant (the "Articles Supplementary")). In addition, the Registrant may determine not to sell any or all of the remaining shares of Preferred Stock to the Investor; provided that in the event that the Investor determines not to sell such remaining shares, the Registrant shall pay to the Investor an availability fee based on the number of shares it has determined not to sell. Under the Investment Agreement, the Investor may not sell, transfer, assign, pledge or otherwise dispose of the Preferred Stock or any interest therein for the one (1) year period commencing December 31, 1996 and ending December 31, 1997.

           In connection with the Investment Agreement and simultaneous with the First Closing, the Registrant entered into an Operating Agreement (the "Operating Agreement") and Agreement and Waiver (waiving certain ownership restrictions contained in the charter documents of the Registrant relating to the Investor's ownership of the capital stock of the Registrant) (the "Waiver") with the Investor, each dated as of January 21, 1997. The Operating Agreement provides the Investor with both demand and piggyback registration rights with respect to the shares of Preferred Stock and the common stock of the Registrant issued or issuable upon conversion of the Preferred Stock. In addition, in connection with the Investment Agreement, the Company filed the Articles Supplementary with the State Department of Assessment and Taxation of Maryland which contain certain restrictions relating to ownership of the shares of capital stock of the Registrant and are attached hereto as Exhibit 5.3.

           Holders of the Registrant's Preferred Stock are entitled to cumulative preferential dividends at a quarterly rate equal to the greater of
(i) $0.295 per share, per quarter and (ii) the product of 1.05 and the per share quarterly dividend paid in respect of the Registrant's common stock, par value $.0001 per share (subject to adjustment) and upon

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liquidation shall be entitled to receive $12.50 per share, plus any accrued and unpaid dividends. The shares of Preferred Stock are redeemable by the Registrant at any time on or after the fifth anniversary of the original date of issuance thereof upon the payment to the holder of the liquidation value per share plus a premium which declines over time.


Item 7.    Financial Statements, Pro Forma Information and Exhibits.

      (c)       Exhibits

         5.1 Investment Agreement dated as of December 31, 1996, between Lexington Corporate Properties Inc. and Five Arrows Realty Securities L.L.C.

         5.2 Operating Agreement dated as of January 21, 1997, between Lexington Corporate Properties, Inc. and Five Arrows Realty Securities L.L.C.

         5.3 Articles Supplementary Classifying 2,000,000 Shares of Preferred Stock of as Class A Senior Cumulative Convertible Preferred Stock and 2,000,000 Shares of Excess Stock as Excess Class A Preferred Stock of Lexington Corporate Properties, Inc.


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           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       LEXINGTON CORPORATE PROPERTIES, INC.


                                       By: /s/T. Wilson Eglin
                                           T. Wilson Eglin
                                           President and Chief Operating Officer


Date: January 31, 1997

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                                  EXHIBIT INDEX


Exhibit No.           Description
-----------           -----------

         5.1 Investment Agreement dated as of December 31, 1996 between Lexington Corporate Properties, Inc. and Five Arrows Realty Securities L.L.C.

         5.2 Operating Agreement dated as of January 21, 1997 between Lexington Corporate Properties, Inc. and Five Arrows Realty Securities L.L.C.

         5.3 Articles Supplementary Classifying 2,000,000 Shares of Preferred Stock of as Class A Senior Cumulative Convertible Preferred Stock and 2,000,000 Shares of Excess Stock as Excess Class A Preferred Stock of Lexington Corporate Properties, Inc.

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